                                                                    EXHIBIT 99.1


                AEROPOSTALE REPORTS RECORD THIRD QUARTER RESULTS



  ---Earnings Per Share of $0.55 Versus Earnings Per Share of $0.37 Last Year,
                            An Increase of 48.6%---

                ---Revenues Increase 24.8% Versus Prior Year ---

      --- Additional $30.0 Million for Stock Repurchase Program Authorized;
                        Total Program $100.0 Million ---


NEW YORK, NEW YORK, NOVEMBER 18, 2004 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported record results for the fiscal third quarter ended October 30, 2004.

Net income for the quarter ended October 30, 2004 was $31.7 million or $0.55 per diluted share versus net income of $21.9 million or $0.37 per diluted share in the comparable quarter in the prior year. The Company noted that the reported earnings exceeded the Company's previously issued guidance and the current First Call consensus estimate of $0.54 per diluted share.

Net sales for the quarter ended October 30, 2004 increased 24.8% to $274.6 million versus $220.1 million in the comparable period. Comparable store sales for the third quarter of fiscal 2004 increased 5.4% versus an increase of 5.2% in the same period in the prior year.

The Company also announced that its board of directors approved an increase in its common stock repurchase program to acquire an additional $30.0 million of its outstanding common stock. This increased the total repurchase program to $100.00 million. As of October 30, 2004, the Company had purchased back approximately $56.8 million (2.5 million shares) under the repurchase program.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "We are very pleased to report another excellent quarter, once again exceeding expectations. Our unique combination of highly effective promotional strategies, careful inventory control and fashion-right merchandise has enabled us to report record earnings".

The Company also updated guidance for the fourth quarter today. The Company is now comfortable with the current consensus of $0.63 per diluted share, compared to earnings of $0.47 per diluted share in the year ago quarter. The Company also believes it will achieve sales in the range of $335.0 million to $340.0 million, based on low to mid single digit comparable store sales.

Mr. Geiger concluded, "Our current base of 560 stores is operating at productivity levels in excess of $500 per square foot. We have grown quickly in the last six years and we believe we have an opportunity for continued aggressive growth and to operate as many as 1,000 profitable
Aeropostale stores ultimately ."

The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2004 third quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.
Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The Company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The Company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The Company currently operates 560 stores in 43 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

      EXHIBIT A


                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                    OCTOBER 30,       JANUARY 31,      NOVEMBER 1,
                                                                        2004             2004              2003
                                                                        ----             ----              ----
ASSETS
Current Assets:
  Cash and cash equivalents...................................       $120,660         $138,356            $78,529
  Merchandise inventory.......................................        114,515           61,807            113,447
  Other current assets........................................         21,808           12,284             17,630
                                                                       ------           ------             ------
     Total current assets.....................................        256,983          212,447            209,606

Fixtures, equipment and improvements, net                             121,845           92,578             92,326

Other assets..................................................          3,527            2,023              9,528
                                                                        -----            -----              -----

TOTAL ASSETS..................................................       $382,355         $307,048           $311,460
                                                                    =========        =========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable............................................        $69,075          $30,477            $54,350
  Accrued expenses............................................         39,837           41,091             35,816
                                                                       ------           ------             ------
     Total current liabilities................................        108,912           71,568             90,166

Other non-current liabilities.................................         64,004           49,787             49,109

Stockholders' equity .........................................        209,439          185,693            172,185
                                                                      -------          -------            -------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY....................       $382,355         $307,048           $311,460
                                                                    =========        =========           ========

      EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                  13 WEEKS ENDED
                                                                                  --------------
                                                                   OCTOBER 30, 2004            NOVEMBER 1, 2003
                                                                             % OF SALES                    % OF SALES
                                                                             ----------                    ----------
Net sales............................................            $274,616       100.0%      $220,071          100.0%

Cost of sales (including certain buying, occupancy and
warehousing expenses)................................             176,415        64.2        146,149           66.4
                                                                  -------        ----        -------           ----

Gross profit.........................................              98,201        35.8         73,922           33.6

Selling, general and administrative expenses.........              46,775        17.0         38,123           17.3
                                                                   ------        ----         ------           ----

Income from operations...............................              51,426        18.8         35,799           16.3

Interest income, net ................................                 336         0.1             65             -
                                                                   ------        ----         ------           ----

Income before income taxes...........................              51,762        18.9         35,864           16.3

Income taxes.........................................              20,076         7.4         13,986            6.4
                                                                   ------         ---         ------            ---

Net income...........................................             $31,686        11.5%     $  21,878            9.9%
                                                                  =======       ======     =========            ====

Basic net income per share...........................           $    0.57                  $    0.39
                                                                =========                  =========


Diluted net income per share.........................           $    0.55                  $    0.37
                                                                =========                  =========

Basic weighted average number of shares outstanding..*             55,894                     55,761

Diluted weighted average number of shares outstanding*             57,210                     58,754


STORE DATA:
Comparable store sales...............................                5.4%                        5.2%

Stores open at end of period.........................                560                         460

Total gross square footage at end of period..........           1,970,109                  1,613,999


      *as adjusted for 3-for-2 stock split effected April 26, 2004

      EXHIBIT C

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                                  39 WEEKS ENDED
                                                                                  --------------
                                                                   OCTOBER 30, 2004            NOVEMBER 1, 2003
                                                                             % OF SALES                    % OF SALES
                                                                             ----------                    ----------
Net sales............................................            $637,122       100.0%      $462,226          100.0%

Cost of sales (including certain buying, occupancy and
warehousing expenses)................................             430,328        67.5        322,472           69.8
                                                                  -------        ----        -------           ----

Gross profit.........................................             206,794        32.5        139,754           30.2

Selling, general and administrative expenses.........             127,805        20.1         96,432           20.9
                                                                  -------        ----         ------           ----

Income from operations...............................              78,989        12.4         43,322            9.3

Interest income, net ................................                 796         0.1            499            0.1
                                                                      ---        ----            ---            ---

Income before income taxes...........................              79,785        12.5         43,821            9.4

Income taxes.........................................              30,941         4.8         17,089            3.6
                                                                   ------         ---         ------            ---

Net income...........................................             $48,844         7.7%       $26,732            5.8%
                                                                  =======         ====     =========            ====

Basic net income per share...........................               $0.88                      $0.49
                                                                =========                  =========


Diluted net income per share.........................               $0.85                      $0.46
                                                                =========                  =========

Basic weighted average number of shares outstanding..*             55,792                     54,312

Diluted weighted average number of shares outstanding*             57,399                     58,202


STORE DATA:
Comparable store sales...............................                12.8%                      5.4%

      *as adjusted for 3-for-2 stock split effected April 26, 2004